Exhibit 99.1

THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED 2003 INCENTIVE AWARD PLAN
OF
MPG OFFICE TRUST, INC.,
MPG OFFICE TRUST SERVICES, INC. AND
MPG OFFICE, L.P.

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED 2003 INCENTIVE AWARD PLAN OF MPG OFFICE TRUST, INC., MPG OFFICE TRUST SERVICES, INC. AND MPG OFFICE, L.P., made as of April 25, 2011 (this “Third Amendment”), is made and adopted by MPG Office Trust, Inc., a Maryland corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Second Amended and Restated 2003 Incentive Award Plan of MPG Office Trust, Inc., MPG Office Trust Services, Inc. and MPG Office, L.P., as amended by the First and Second Amendments thereto (the “Plan”);

WHEREAS, pursuant to Section 11.2 of the Plan, the Plan may be amended by the Administrator (as defined in the Plan) from time to time; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that, effective as of April 25, 2011, the Plan be, and hereby is, amended as follows:

1.    The second sentence of Section 8.5 of the Plan is hereby amended and restated in its entirety as follows:

“In addition, each Independent Director shall be eligible for awards of Deferred Stock in the form of restricted stock units at the times and in the manner set forth in Section 8.11.”

2.    Section 8.11 of the Plan is hereby amended and restated in its entirety as follows:

“8.11    Award of Deferred Stock (Restricted Stock Units) to Independent Directors.

(a)    Initial Restricted Stock Unit Award. During the term of the Plan, each individual who first becomes an Independent Director on or after February 2, 2011 shall be granted an award of Deferred Stock in the form of 1,875 restricted stock units, with Dividend Equivalents, on the date on which he or she initially becomes an Independent Director (an “Initial Restricted Stock Unit Award”).

(b)    Annual Restricted Stock Unit Award. In addition, during the term of the Plan, commencing as of the date of the Company’s 2011 annual meeting of stockholders, each Independent Director shall be granted an award of Deferred Stock in the form of 25,000 restricted stock units, with Dividend Equivalents, effective immediately following each annual meeting of stockholders (an “Annual Restricted Stock Unit Award,” and together with the Initial Restricted Stock Unit Award, a “Director Restricted Stock Unit Award”), provided that such individual continues to serve as an Independent Director immediately following such annual meeting.

(c)    Terms of Awards. Subject to the Independent Director’s continued service with the Company, each Director Restricted Stock Unit Award shall vest in equal installments on each of the first, second and third anniversaries of the date of grant. Each Director Restricted Stock Unit Award shall provide that the shares of Common Stock or cash payable in respect of the vested portion of the Director Restricted Stock Unit Award shall be paid to the Independent Director upon the earliest to occur of (i) the date of the Independent Director’s “separation from service” from the Company (within the meaning of Section 409A of the Code), (ii) the Independent Director’s death, or (iii) the occurrence of a Change in Control that constitutes a “change in control event” (within the meaning of Section 409A of the Code); provided, however, that no such payment shall be made to an Independent Director during the 6-month period following such Independent Director’s separation from service if such Independent Director is a “specified employee” at the time of such separation from service (as determined by the Company in accordance with Section 409A of the Code) and the Company determines that paying such amounts at the time or times set forth in this Section 8.11 would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such 6-month period, the Company shall pay the Independent Director the cumulative payments that would have otherwise been payable to the Independent Director during such 6-month period. The terms and conditions of each Director Restricted Stock Unit Award shall be set forth in an Award Agreement in a form prescribed by the Company, which shall incorporate the terms and conditions required by Section 409A of the Code and this Section 8.11. Without limiting the generality of the foregoing, the time or schedule of any distribution or payment of any shares of Common Stock or cash payable in respect of the vested portion of a Director Restricted Stock Unit Award subject to Section 409A of the Code shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

(d)    Notwithstanding the foregoing, an individual who first becomes an Independent Director at an annual meeting of stockholders shall only receive an Initial Restricted Stock Unit Award in connection with becoming an Independent Director, and shall not also receive an Annual Restricted Stock Unit Award on the date of such meeting. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an Initial Restricted Stock Unit Award, but to the extent that they are otherwise eligible, will receive, at each annual meeting of stockholders after retirement from employment with the Company, an Annual Restricted Stock Unit Award.”

3.    This Third Amendment shall be and is hereby incorporated in and forms a part of the Plan.
4.    All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

[SIGNATURE PAGE FOLLOWS]

I hereby certify that the foregoing Third Amendment was duly adopted by the Board of Directors of MPG Office Trust, Inc. as of April 25, 2011.

Executed on this 25th day of April, 2011.

/s/ JONATHAN L. ABRAMS
Jonathan L. Abrams Secretary